Exhibit 99.1

Global Cash Access Reports Fourth Quarter and Full Year 2013 Results

Las Vegas, NV – March 11, 2014 – Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) announced today financial results for the fourth quarter and year ended December 31, 2013.

Fourth Quarter 2013 Highlights

•                  Revenues increased 3% to $140.5 million

•                  Operating income increased 15% to $11.2 million

•                  Diluted EPS increased 33% to $0.08

•                  Adjusted EBITDA increased 4% to $17.1 million

•                  Cash EPS increased 12% to $0.19

Fourth Quarter 2013 Results

Revenues increased by $4.4 million, or 3%, to $140.5 million for the fourth quarter 2013, as compared to the same period last year.  Operating income increased by $1.5 million, or 15%, to $11.2 million for the fourth quarter 2013, as compared to the same period last year.  Adjusted earnings before interest, taxes, depreciation and amortization and non-cash compensation expense (“Adjusted EBITDA”) (see Non-GAAP Financial Information below) increased by $0.7 million, or 4%, to $17.1 million for the fourth quarter 2013, as compared to the same period last year.  These increases were primarily due to higher kiosk sales in the fourth quarter 2013, as compared to the same period last year.

Income from operations before income tax provision increased by $2.8 million, or 44%, to $9.1 million for the fourth quarter 2013, as compared to the same period last year. Diluted earnings per share from continuing operations increased by $0.02, or 33%, to $0.08 for the fourth quarter 2013 (on 67.4 million diluted shares), as compared to the same period last year.  Cash earnings per share (“Cash EPS”), (see Non-GAAP Financial Information below) increased by $0.02, or 12%, to $0.19 for the fourth quarter 2013, as compared to the same period last year.

Full Year 2013 Results

Revenues decreased by $2.0 million, or less than 1%, to $582.4 million for the full year 2013, as compared to the same period last year.  Operating income decreased by $6.8 million, or 12%, to $49.2 million for the full year 2013, as compared to the same period last year.  Adjusted EBITDA decreased by $8.1 million, or 10%, to $71.2 million for the full year 2013, as compared to the same period last year.  The decreases in operating income and Adjusted EBITDA were primarily due to lower results in our core cash access segments, partially offset by the growth in kiosk sales.

Income from operations before income tax provision decreased by $1.6 million, or 4%, to $38.9 million for the full year 2013, as compared to the same period last year.  Diluted earnings per share from continuing operations decreased by $0.02, or 5%, to $0.36 for the full year 2013 (on 67.2 million diluted shares), as compared to the same period last year.  Cash EPS decreased by $0.06, or 7%, to $0.78 for the full year 2013, as compared to the same period last year.

2014 Outlook

For the full year ending December 31, 2014, the Company estimates that Cash EPS will be between approximately $0.82 and $0.87 (on diluted shares of approximately 67.1 million) and Adjusted EBITDA will be between $73.0 million and $76.0 million. This outlook is based primarily upon the combination of the following assumptions: (a) growth in our kiosk sales and services business in 2014; (b) flat to low growth in the domestic gaming industry; (c) the anticipated impact of less favorable pricing terms associated with several customer contract renewals in 2013 and 2014; and (d) the reduced interest rates paid on our credit facility.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its fourth quarter and full year 2013 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-2068 or for international callers by dialing (480) 629-9712.  A replay will be available at 8:00 p.m. ET and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the pin number is 4671370.  The replay will be available until March 18, 2014. The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS on a supplemental basis. We present Adjusted EBITDA and Cash EPS because we consider these measures to be supplemental to our operating performance. We also make certain compensation decisions based, in part, on our operating performance, as measured by Adjusted EBITDA; and our credit facility requires us to comply with covenants that include performance metrics substantially similar to Adjusted EBITDA. Reconciliations between GAAP measures and Non-GAAP measures and between actual results and adjusted results are provided at the end of this press release. EBITDA, Adjusted EBITDA, Cash Earnings and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”). Accordingly, they should not be considered a substitute for net income, operating income, basic or diluted earnings per share or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements included in this press release, other than statements that are purely historical, are forward-looking statements. Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements. Forward-looking statements in this press release include, without limitation: (a) our estimates of 2014 cash earnings per share and Adjusted EBITDA and the assumptions and factors upon which they are based; and (b) our belief that cash earnings per share and Adjusted EBITDA are widely-referenced financial measures in the financial markets and that references to the foregoing are helpful to investors.

These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or assumed, including but not limited to the following: the timing and the extent of a recovery in the gaming industry, if any; our ability to replace revenue associated with terminated contracts; margin degradation from contract renewals; our ability to introduce new products and services; our ability to execute on mergers, acquisitions and/or strategic alliances; gaming establishment and patron preferences; national and international economic conditions; changes in gaming regulatory, card association and statutory requirements; regulatory and licensing difficulties; competitive pressures; operational limitations; gaming market contraction; changes to tax laws; uncertainty of litigation outcomes; interest rate fluctuations; inaccuracies in underlying operating assumptions; unanticipated expenses or capital needs; technological obsolescence; and employee turnover.  If any of these assumptions prove to be incorrect, the results contemplated by the forward-looking statements regarding our future results of operations are unlikely to be realized.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report filed on Form 10-K on March 11, 2014, and subsequent periodic reports and are based on information available to us on the date hereof. We do not intend, and assume no obligation, to update any forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access services and related equipment and services to the gaming industry. GCA’s products and services: (a) provide gaming establishment patrons access to cash through a variety of methods, including Automated Teller Machine (“ATM”) cash withdrawals, credit card cash access transactions, point-of-sale (“POS”) debit card transactions, check verification and warranty services and money transfers; (b) provide cash access devices and related services, such as slot machine ticket redemption and jackpot kiosks to the gaming industry; (c) provide products and services that improve credit decision making, automate cashier operations and enhance patron marketing activities for gaming establishments; and (d) provide online payment processing solutions for gaming operators in States that offer intra-state, Internet-based gaming and lottery activities. More information is available at GCA’s website at www.gcainc.com.

Contacts

Investor Relations	Investor Relations
Don Duffy, ICR	William Maina, ICR
(203) 682-8215	(646) 277-1236
ir@gcamail.com	ir@gcamail.com

Media Relations

Phil Denning, ICR

(646) 277-1258

ir@gcamail.com

Source

Global Cash Access Holdings, Inc.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except earnings per share amounts)

	Year Ended December 31,
	2013	2012	2011

Revenues	$582,444	$584,486	$544,063

Costs and expenses
Cost of revenues (exclusive of depreciation and amortization)	439,794	436,059	419,606
Operating expenses	76,562	75,806	69,517
Depreciation	7,350	6,843	7,971
Amortization	9,588	9,796	8,673
Total costs and expenses	533,294	528,504	505,767

Operating income	49,150	55,982	38,296

Other expenses
Interest expense, net of interest income	10,265	15,519	18,638
Loss on early extinguishment of debt	-	-	943
Total other expenses	10,265	15,519	19,581

Income from operations before tax	38,885	40,463	18,715

Income tax provision	14,487	14,774	9,586

Net income	24,398	25,689	9,129

Foreign currency translation	269	218	(247)

Comprehensive income	$24,667	$25,907	$8,882

Earnings per share
Basic	$0.37	$0.39	$0.14
Diluted	$0.36	$0.38	$0.14

Weighted average common shares outstanding
Basic	66,014	65,933	64,673
Diluted	67,205	67,337	64,859

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	At December 31,
	2013	2012
ASSETS

Cash and cash equivalents	$114,254	$153,020
Restricted cash and cash equivalents	290	200
Settlement receivables	38,265	29,484
Other receivables, net of allowances for doubtful accounts of $2.8 million and $6.9 million, respectively	16,962	11,571
Inventory	9,413	7,126
Prepaid expenses and other assets	26,770	18,254
Property, equipment and leasehold improvements, net	18,710	15,441
Goodwill	180,084	180,141
Other intangible assets, net	31,535	33,994
Deferred income taxes, net	91,044	104,664

Total assets	$527,327	$553,895

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Settlement liabilities	$145,022	$182,446
Accounts payable and accrued expenses	60,701	51,190
Borrowings	103,000	121,500

Total liabilities	308,723	355,136

Stockholders’ Equity
Common stock, $0.001 par value, 500,000 shares authorized and 89,233 and 87,545 shares issued at December 31, 2013 and December 31, 2012, respectively	89	87
Convertible preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at December 31, 2013 and December 31, 2012, respectively	-	-
Additional paid-in capital	231,516	217,990
Retained earnings	148,012	123,614
Accumulated other comprehensive income	2,827	2,558
Treasury stock, at cost, 23,303 and 20,724 shares at December 31, 2013 and December 31, 2012, respectively	(163,840)	(145,490)

Total stockholders’ equity	218,604	198,759

Total liabilities and stockholders’ equity	$527,327	$553,895

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31,
	2013	2012	2011

Cash flows from operating activities
Net income	$24,398	$25,689	$9,129
Adjustments to reconcile net income to cash provided
by operating activities:
Depreciation	7,350	6,843	7,971
Amortization of intangibles	9,588	9,796	8,673
Amortization of financing costs	1,793	1,485	1,343
Loss on sale or disposal of assets	178	95	991
Provision for bad debts	7,874	5,182	5,959
Loss on early extinguishment of debt	-	-	943
Stock-based compensation	5,078	6,655	6,809
Changes in operating assets and liabilities:
Settlement receivables	(8,793)	50,823	(69,881)
Other receivables, net	(13,335)	1,196	(8,125)
Inventory	(2,286)	134	(3,146)
Prepaid and other assets	(9,482)	(3,425)	(2,323)
Deferred income taxes	13,643	14,376	9,252
Settlement liabilities	(37,200)	40,530	82,125
Accounts payable and accrued expenses	5,528	(1,891)	4,532

Net cash provided by operating activities	4,334	157,488	54,252

Cash flows from investing activities
Acquisitions, net of cash acquired	-	-	(10,763)
Capital expenditures	(13,986)	(13,654)	(7,420)
Proceeds from sale of fixed assets	86	868	-
Changes in restricted cash and cash equivalents	(90)	255	-

Net cash used in investing activities	(13,990)	(12,531)	(18,183)

Cash flows from financing activities
Repayments against prior credit facility	-	-	(208,750)
Securing of credit facility	-	-	214,000
Issuance costs of amended credit facility	(764)	(676)	(7,099)
Repayments against credit facility	(18,500)	(52,500)	(40,000)
Proceeds from exercise of stock options	8,431	6,655	812
Purchase of treasury stock	(18,350)	(262)	(190)

Net cash used in financing activities	(29,183)	(46,783)	(41,227)

Effect of exchange rates on cash	73	(689)	57

Cash and cash equivalents
Net (decrease)/increase for the period	(38,766)	97,485	(5,101)
Balance, beginning of the period	153,020	55,535	60,636

Balance, end of the period	$114,254	$153,020	$55,535

Supplemental cash flow disclosures
Cash paid for interest	$8,634	$15,494	$19,166
Cash paid for income tax, net of refunds	$711	$665	$366
Non-cash tenant improvements paid by landlord	$2,930	$-	$-
Accrued and unpaid capital expenditures	$1,073	$-	$-

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO CASH EARNINGS

AND OPERATING INCOME TO EBITDA AND ADJUSTED EBITDA

(unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Reconciliation of net income to cash earnings (amounts in thousands, except earnings per share amounts)
Net income	$5,704	$4,399	$24,398	$25,689
Equity compensation expense	1,376	2,704	5,078	6,655
Deferred income tax	3,308	1,820	13,643	14,376
Amortization	2,614	2,479	9,588	9,796

Cash earnings	$13,002	$11,402	$52,707	$56,516

Diluted weighted average number of common shares outstanding	67,394	67,996	67,205	67,337

Diluted cash earnings per share (“Cash EPS”)	$0.19	$0.17	$0.78	$0.84

Reconciliation of operating income to EBITDA and Adjusted EBITDA
Operating income	$11,196	$9,681	$49,150	$55,982
Plus: depreciation and amortization	4,543	4,062	16,938	16,639

EBITDA	$15,739	$13,743	$66,088	$72,621

Equity compensation expense	1,376	2,704	5,078	6,655

Adjusted EBITDA	$17,115	$16,447	$71,166	$79,276

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF PROJECTED NET INCOME TO PROJECTED CASH EARNINGS

AND PROJECTED OPERATING INCOME TO PROJECTED EBITDA AND PROJECTED ADJUSTED EBITDA

FOR THE YEAR ENDING DECEMBER 31, 2014

	2014 Guidance Range[1]
	Low	High
Reconciliation of projected net income to projected cash earnings (amounts in thousands, except earnings per share amounts)
Projected net income	$24,700	$26,600
Projected equity compensation expense	5,800	5,800
Projected deferred income tax	14,000	15,100
Projected amortization	10,600	10,600

Projected cash earnings	$55,100	$58,100

Projected diluted weighted average number of common shares outstanding	67,100	67,100

Projected diluted cash earnings per share (“Cash EPS”)	$0.82	$0.87

Reconciliation of projected operating income to projected EBITDA and projected Adjusted EBITDA
Projected operating income	$48,100	$51,100
Plus: projected depreciation and projected amortization	19,100	19,100

Projected EBITDA	$67,200	$70,200

Projected equity compensation expense	5,800	5,800

Projected Adjusted EBITDA	$73,000	$76,000

Note:

1. All figures presented are projected estimates for the year ending December 31, 2014.

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

OTHER INFORMATION AND DATA

(unaudited)

(amounts in thousands, unless otherwise noted)

	For and At the Year Ended December 31,
	2013	2012	2011

Revenues
Cash advance	$231,134	$227,517	$203,869
ATM	286,049	303,159	283,727
Check services	21,611	25,401	26,269
Other	43,650	28,409	30,198
Corporate	-	-	-

Total revenues	$582,444	$584,486	$544,063

Operating income
Cash advance	$60,977	$63,785	$38,468
ATM	25,347	32,333	34,832
Check services	12,365	13,930	14,197
Other	19,631	14,457	14,808
Corporate	(69,170)	(68,523)	(64,009)

Total operating income	$49,150	$55,982	$38,296

	For the Year Ended December 31,
	2013	2012	2011

Other data
Aggregate dollar amount processed (in billions)
Cash advance	$4.9	$4.8	$4.3
ATM	$12.9	$13.6	$12.2
Check warranty	$1.1	$1.2	$1.1
Number of transactions completed (in millions)
Cash advance	8.8	9.0	8.4
ATM	66.2	72.3	68.8
Check warranty	3.7	4.3	4.4